                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                  HYPERFEED TECHNOLOGIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[HYPERFEED LOGO]

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
MAY 22, 2001

---------------------

TO THE STOCKHOLDERS OF
HYPERFEED TECHNOLOGIES,INC.

Our annual meeting of stockholders will be held at 3:00 p.m. on Tuesday, May 22, 2001, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois, for the following purposes:

1.  To elect seven members to our Board of Directors.

2. To approve and ratify the appointment of KPMG LLP as our independent auditors for 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only holders of record of our common stock and our Series A and Series B preferred stock at the close of business on March 23, 2001, will be entitled to notice of, and to vote at, our annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at HyperFeed Technologies at 300 South Wacker Drive, Chicago, Illinois 60606, for ten days before the meeting.

                                          By order of the Board of Directors

                                          [JOHN E. JUSKA SIGNATURE]

                                          JOHN E. JUSKA
                                          CHIEF FINANCIAL OFFICER AND
                                          CORPORATE SECRETARY
Chicago, Illinois
April 6, 2001

[HYPERFEED LOGO]

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

------------------------------------------------------

PROXY STATEMENT

The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the annual meeting of our stockholders, to be held at 3:00 p.m. on Tuesday, May 22, 2001, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois. In addition to solicitation of proxies by mail, proxies may be solicited by our directors, officers and regular employees by personal interview, telephone or telegram, and we will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. We will pay the expense of all such solicitation, including printing and mailing. We have employed the services of Regan & Associates to assist in the solicitation of proxies from our stockholders for a fee of $8,000.00, plus reasonable out-of-pocket expenses. Any proxy may be revoked at any time before its exercise, by written notice to our Secretary or by attending the meeting and electing to vote in person. This Proxy Statement and the accompanying proxy were initially mailed to stockholders on or about April 6, 2001.

Only holders of record of our common stock, our Series A preferred stock or our Series B preferred stock at the close of business on March 23, 2001, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of March 23, 2001, 15,760,301 shares of our common stock, 19,075 shares of our Series A preferred stock and 28,791 shares of our Series B preferred stock were outstanding.

Each share of our common stock that you own entitles you to one vote. Each share of our Series A and our Series B preferred stock is entitled to the number of votes equal to the number of shares of our common stock into which the shares of Series A and Series B preferred stock could be converted on the record date. Each share of our Series A and Series B preferred stock has one hundred votes as of the record date. Holders of shares of our voting stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of our voting stock, represented in person or by proxy, shall constitute a quorum at the meeting.

The directors nominated shall be elected by a plurality of the votes represented by the shares of our common stock and our Series A and Series B preferred stock present at the meeting in person or by proxy, voting as a single class. This means that the director nominees with the most affirmative votes are elected to fill the available seats. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the outcome. Approval of proposal 2 described on the proxy requires the affirmative vote of a majority of our outstanding common stock and our outstanding Series A and Series B preferred stock, voting as a single class.

In determining whether a quorum exists at the meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for such proposal. Thus, an abstention will have the same effect as a vote "against" such proposal while a broker non-vote will have no effect.

ELECTION OF DIRECTORS

On August 16, 2000, the Board elected Charles J. Henry as a director. On July 17, 1997, the Board voted to expand the Board to a range of between two
(2) and seven (7) members.

A board of seven (7) directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. All of such directors shall be elected by the holders of shares of our common stock and holders of our Series A and Series B preferred stock. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below, which persons constitute the Board's nominees for election of directors. If any nominee is unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

                                                              Director
Name, Age, and Principal Occupation                            Since
-----------------------------------                           --------
Jim R. Porter, 60...........................................   1997
  Chairman of the Board of HyperFeed Technologies since
  October 1997 and Chief Executive Officer since July 1997.
  Mr. Porter has been President and Chief Executive Officer
  of New Century Investment Research & Management, Inc.
  since 1993. Associate of Chicago Research & Trading, Inc., a commodity trading firm, from 1990 to 1993. From 1979 to
  May 1990, he was a Principal and Chief Executive Officer
  of First Options of Chicago, Inc., a securities, futures
  and options clearing firm, and a Partner of Spear Leeds &
  Kellogg, a specialist firm on the New York Stock Exchange.
  Mr. Porter has been in the securities and futures business since 1969 and has been a member of principal exchanges
  such as the Chicago Board of Trade, the Chicago Mercantile
  Exchange and the Chicago Board Options Exchange.

Louis J. Morgan, 64.........................................   1980
  Chairman of the Board of HyperFeed Technologies from May
  1984 until October 1997. Mr. Morgan served as President of
  HyperFeed Technologies from August 1980 to May 1984 and
  served as Treasurer from August 1980 to December 1997.
  From 1962 to 1972, Mr. Morgan was employed as a securities broker and sales manager of a regional New York Stock
  Exchange member brokerage firm. He was a member of the
  Chicago Board Options Exchange, Inc. from 1973 to 1986 and served on the Systems Committee of the Chicago Board of
  Options Exchange, Inc. from 1980 through 1983.

Ronald Langley, 56..........................................   1995
  Director of Physicians Insurance Company of Ohio since
  1993 and Chairman and Director of PICO Holdings, Inc.
  since 1996; Chairman of Physicians Insurance Company since
  1995. He was Chairman and Director of Global Equity
  Corporation from 1995 to 1998 when it was combined with
  PICO Holdings, Inc. He is also Director of M C Shipping,
  Inc. since 1997.

                                                              Director
Name, Age, and Principal Occupation                            Since
-----------------------------------                           --------
John R. Hart, 41............................................   1997
  Director of Physicians Insurance Company of Ohio since
  1993 and President and CEO of Physicians Insurance Company
  of Ohio since 1995. Mr. Hart has been President and CEO
  and Director of PICO Holdings, Inc. since 1996. He was
  President and CEO and Director of Global Equity
  Corporation from 1995 to 1998 when it was combined with
  PICO Holdings, Inc. Additionally, he was Director and
  Chairman of Conex Continental, Inc. from 1997 to 2000,
  when it was sold; Director of SISCOM, Inc. since 1996.

Kenneth J. Slepicka, 45.....................................   1998
  A Risk Management Consultant in the Financial Service
  sector since 2000. Mr. Slepicka was Vice President
  Financial Services, Paragon Solutions, Inc., Chicago, IL
  from 1998 to 2000. He also served as President and
  Treasurer, SBC Warburg Futures Inc. from 1994 to 1998 and
  Executive Director Fixed Income Trading for O'Connor &
  Associates from 1985 to 1994. Mr. Slepicka is a former
  principal officer and member of the Chicago Board of
  Trade, Chicago Mercantile Exchange, Chicago Board of
  Options Exchange, and Pacific Options Exchange. He has
  held numerous committee memberships at each of the
  exchanges and has served as a Governor of the Chicago
  Board of Trade Clearing Corporation, member of the FIA
  Steering Committee and the Federal Reserve FCM Working
  Group. He has been involved in the securities and futures
  business since 1979.

General John L. Borling, 61.................................   2000
  Director Elect and Executive Vice President of BVM/Olenti
  Communications, Inc., an interactive community
  broadcasting company with specialized local content
  through its operating entity 5MED (The Fifth Media) since
  1999. General Borling is also the Chairman of Performance
  Consulting Group, an energy services company, since 2000
  Beginning in 2001, he founded and is President and CEO of
  SOS America (Service Over Self), a national, patriotic,
  not-for-profit organization. General Borling served as
  Vice Chairman of ShureBerger, Inc. and SBI LLC, full
  service marketing, public relations and promotional
  products firms in 1999 and 2000. He was President and CEO
  of Chicago's United Way/Crusade of Mercy in 1997 and 1998.
  Additionally, he served in the United States Air Force at
  high levels of command and staff on a worldwide basis from
  1963 through 1996, retiring as a Major General,. He is a
  Command Pilot and has flown many tactical and strategic
  aircraft Highly decorated, he was a POW in Vietnam for
  6 1/2 years. As a former White House fellow, he is very
  active in the civic and business affairs in the greater
  Chicago area.

Charles J. Henry, 64........................................   2000
  President and COO of Enermetrix, an e-business solutions
  provider for energy, since 2000. Mr. Henry also served as
  the President and COO of the Chicago Board Options
  Exchange from 1979 to 2000. His experience includes ten
  years at the Pacific Stock Exchange ("PSE") (two years as
  President and CEO), and two years as chairman and CEO of
  P.C. Service Corporation, a systems service organization
  wholly-owned by the PSE. Mr. Henry has served as a
  director of the Options Clearing Corporation and is a
  former member of the board of trustees and executive
  committee of the Cincinnati Stock Exchange.

The principal occupation of each of the above nominees for the past five years has been set forth in the above table.

The Board has established an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Messrs. Slepicka, Henry, and Langley. Only outside directors who are not employees of HyperFeed Technologies may serve on the Audit Committee, and all members of the Audit Committee are independent within the meaning of the applicable NASD listing standards. The Compensation Committee is comprised of Messrs. Langley, Henry, and Slepicka.

During the year ended December 31, 2000, the Board held 4 meetings. Each of the directors attended, in person or by telephone, at least 75% of the total number of meetings of the Board and committees thereof held during the period for which each individual was a director.

COMPENSATION OF DIRECTORS

On May 13, 1994, we adopted a policy of paying our non-employee directors $4,000 per year and, in addition, $750 per meeting. Although non-employee directors were entitled to additional compensation, Messrs. Borling, Henry, Morgan and Slepicka only received $750 each during 2000. Messrs. Hart and Langley were paid no such compensation during 2000.

On March 24, 1999, we adopted a policy of granting options to non-employee directors.

On February 10, 2000, we granted 5,000 fully-vested options, expiring on February 10, 2005, to Messrs. Borling, Morgan, and Slepicka at an exercise price of $6.000, the closing market price on the date of the grant. On August 16, 2000, we granted 5,000 fully-vested options, expiring on August 16, 2005, to Mr. Charles J. Henry at an exercise price of $6.000, which was above the closing market price of $3.56. No other non-employee directors received an option grant in 2000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD MEMBERS. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE ELECTION OF THE DIRECTORS UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS
FOR 2001

KPMG LLP, a certified public accounting firm, has acted as our independent auditors since 1997, having been appointed by our Board and ratified by our stockholders at our annual meetings in 1997, 1998, 1999, and 2000. The Company also engaged KPMG to (1) provide tax consulting services to HyperFeed Technologies and (2) prepare certain tax filings for HyperFeed Technologies and its subsidiaries. No further relations existed between HyperFeed Technologies and KPMG other than the usual relationship between independent public accountants and client. On February 15, 2001, our Board appointed KPMG LLP as our independent auditors for the year ending December 31, 2001. A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

AUDIT FEES: KPMG has billed HyperFeed Technologies $155,400, in aggregate, for professional services rendered by KPMG for the audit of HyperFeed Technologies' annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in HyperFeed Technologies' Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: KPMG did not render to HyperFeed Technologies any of the professional services described in Paragraphs (c)(4)(ii) of Rule 2.01 of Regulation S-X during the fiscal year ended December 31, 2000.

ALL OTHER FEES: KPMG has billed HyperFeed Technologies $42,294, in aggregate, for services rendered by KPMG during 2000 for all services (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees"), substantially all of which was for tax consulting services.

If the stockholders do not ratify KPMG LLP as our independent auditors, the Board will reconsider, but is not obligated to change its decision appointing that firm as our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2001. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL AND RATIFICATION OF KPMG LLP UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

EXECUTIVE OFFICERS

Name                                                   Position                                   Age
----                              --------------------------------------------------            --------
Jim R. Porter...................  Chairman and Chief Executive Officer                             60
John E. Juska (1)...............  Chief Financial Officer and Secretary                            45
Kurt K. Klein (2)...............  Senior Vice President and Chief Operating Officer                48
Michael J. Kreutzjans (3).......  Senior Vice President and Chief Technology Officer               47
Kristen Mologousis (4)..........  Senior Vice President of Sales, Marketing and                    30
                                    Support Services

---------

(1) Chief Financial Officer of HyperFeed Technologies since July 1997,
    Mr. Juska served as Vice President and Chief Financial Officer for the Chicago Mercantile Exchange from 1994 to July 1997. Between 1986 and 1994, Mr. Juska served in various other positions for the Chicago Mercantile Exchange, including Controller and Vice President of Finance. Mr. Juska also previously served as Treasurer of CME Depository Trust Company and GFX Corporation, both wholly-owned subsidiaries of the Chicago Mercantile Exchange, and as a trustee of the CME Pension Trust.

(2) Mr. Klein joined HyperFeed Technologies in November 1996 as the Vice President of Client Services and in December of 1998 was named Senior Vice President and Chief Operating Officer. Mr. Klein began his career in the financial market data industry in 1986 as MIS Manager for FutureSource in Chicago, IL and went on to serve FutureSource in numerous capacities as Customer Service Manager, Director of Operations, Vice President Sales & Marketing and in 1995 Mr. Klein accepted the position of Vice President Product Management & Business Development.

(3) Senior Vice President and Chief Technology Officer, HyperFeed Technologies since September 1998, Mr. Kreutzjans began his career in 1980 as a programmer for On-Line Response, Inc., a predecessor to HyperFeed Technologies, and in 1982 was promoted to Senior Analyst. In 1984,
    Mr. Kreutzjans was promoted to Vice President Development & Operations and became the lead developer. In 1989, Mr. Kreutzjans was named Vice President Systems Development. In 1994, he assumed responsibility for overseeing and guiding all development functions and managed the firm's separate development center as Senior Vice President Development. Mr. Kreutzjans has a B.S. in Computer Science from Indiana University.

(4) Senior Vice President of Sales, Marketing, and Support Services, HyperFeed Technologies since May 2000, Ms. Mologousis joined HyperFeed Technologies in 1990 to launch our first network services department. In 1996, Ms. Mologousis became Director of Business Development, establishing and maintaining vital relationships with our largest clients. Accepting the position as Vice President of Sales in 1997, Ms. Mologousis expanded her responsibilities to include all of our sales efforts.

EXECUTIVE COMPENSATION

The following table summarizes the compensation for our Chairman and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, and Senior Vice President Sales, Marketing, and Support Services.

                           SUMMARY COMPENSATION TABLE

                                                            Annual Compensation       Awards
                                                           ----------------------   ----------
                                                                                      Shares
                                                                                    Underlying
Name and Principal Position                       Year      Salary        Bonus      Options
---------------------------                     --------   --------      --------   ----------
Jim Porter....................................    2000     $180,000      $ 90,000   357,176
  Chairman of the Board and                       1999     $180,000            --   300,683
    Chief Executive Officer                       1998     $148,000            --   676,200
John Juska....................................    2000     $180,000      $ 90,000   365,934
  Senior Vice President and                       1999     $151,250      $180,000   311,411
    Chief Financial Officer                       1998     $175,000      $ 25,000   175,000
Kurt Klein....................................    2000     $175,000      $ 87,500    71,367
  Senior Vice President and                       1999     $151,041      $ 25,000   102,748
    Chief Operating Officer                       1998     $137,113      $ 15,000   100,000
Michael Kreutzjans............................    2000     $227,333      $110,000   291,367
  Senior Vice President and                       1999     $198,000            --    92,748
    Chief Technology Officer                      1998     $175,258            --    50,000
Kristen Mologousis (1)........................    2000     $150,000      $225,000    75,724
  Senior Vice President of Sales, Marketing
    and Support Services

---------

(1) Ms. Mologousis became Senior Vice President of Sales, Marketing and Support Services in May 2000.

The following table shows the total number of Options granted to each of the named persons during 2000 (both as the number of shares of common stock subject to such Options and as a percentage of all Options granted to employees during
2000) and, for each of these grants, the exercise price per share of common stock and option expiration date. No SARs were granted in 2000.

                     OPTION/SAR GRANTS IN 2000 FISCAL YEAR

                                                   % of Total                                    Potential Realizable Value
                                                    Options                                        at Assumed Annual Rates
                           Number of Securities    Granted to                                     of Price Appreciation for
                                Underlying        Employees in   Exercise or Base   Expiration             Options
 Name                          Options (#)        Fiscal Year      Price ($/Sh)        Date         5%(1)         10%(1)
 ----                      --------------------   ------------   ----------------   ----------   -----------   -------------
 Jim Porter..............        357,176               25.1%          $6.0000        02/10/05     $592,087      $1,308,357
 John Juska..............        365,934               25.7%          $6.0000        02/10/05     $606,605      $1,340,438
 Kurt Klein..............         71,367                5.0%          $6.0000        02/10/05     $118,304      $  261,422
 Michael Kreutzjans......         91,367                6.4%          $6.0000        02/10/05     $151,458      $  334,683
 Michael Kreutzjans......        200,000               14.0%          $6.0000        08/16/05     $331,538      $  732,612
 Kristen Mologousis......         75,724                5.3%          $6.0000        02/10/05     $125,527      $  277,382

---------

(1) The dollar amounts under these columns are the result of calculations at the 5% appreciation and 10% appreciation rates for the full term of the options as required by the Securities and Exchange Commission ("SEC"). The dollar amounts presented are not intended to forecast possible future appreciation, if any, of the price of our common stock.

The following table sets forth, for each of the named persons, the number of shares they acquired on exercise of Options in 2000, the aggregate dollar value realized upon exercise, the total number of shares of common stock underlying unexercised Options and the aggregate dollar value of unexercised, in-the-money Options, separately identifying the exercisable and unexercisable Options. No SARs were outstanding in 2000.

                    AGGREGATED OPTION/SAR EXERCISES IN 2000
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                       Number of Shares        Value of
                                                          Underlying          Unexercised
                                                     Unexercised Options/    In-the-Money
                                                           SARs at          Options/SARs at
                                                          FY-End (#)         FY-End ($)(1)
                              Shares       Value
                            Acquired on   Realized       Exercisable/        Exercisable/
Name                        Exercise(#)     ($)         Unexercisable        Unexercisable
----                        -----------   --------   --------------------   ---------------
Jim Porter................        --           --     1,076,031/557,631            91,482/0
John Juska................        --           --       278,804/573,541            21,875/0
Kurt Klein................        --           --       127,582/156,533        21,458/7,292
Michael Kreutzjans........        --           --       114,249/396,866        23,958/7,292
Kristen Mologousis........     3,334       12,919        31,333/107,391           1,646/729

---------

(1) These values represent the excess, if any, of the fair market value of the shares of common stock subject to Options on December 31, 2001 over the respective option prices.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

In June 1997, HyperFeed Technologies and Mr. Porter entered into an Employment Agreement (the "Porter Agreement") which provided for (i) the employment of Mr. Porter as the Chief Executive Officer of HyperFeed Technologies, (ii) an annual base salary for Mr. Porter of $98,000, subject to semi-annual review and adjustment by the Board, and (iii) the granting to Mr. Porter of an option to purchase shares of our common stock up to a maximum amount of 5% of the outstanding shares of our common stock (the "Maximum Amount"). Pursuant to the Porter Agreement, the Maximum Amount was to increase to 6.88% of our outstanding shares upon the occurrence of certain events. Vesting of the shares up to the Maximum Amount was to occur according to certain quarterly installments scheduled in the Porter Agreement. The exercise price for the shares underlying the option granted was to be equal to the market price of our common stock as of June 14, 1997 or, in certain circumstances, be $2.00 per share. The Porter Agreement also provided for accelerated vesting upon a change in control of HyperFeed Technologies.

In July 1997, HyperFeed Technologies and Mr. Juska entered into an Employment Agreement (the "Juska Agreement") which provided for (i) the employment of Mr. Juska as the Chief Financial Officer of HyperFeed Technologies, (ii) a minimum annual base salary for Mr. Juska of $80,000, and (iii) the granting to Mr. Juska of an option to purchase up to an aggregate of 10,000 shares of common stock at an exercise price of $1.50 per share.

STOCK PLANS

EMPLOYEE STOCK PURCHASE PLAN.

As of April 19, 1999, our Board had approved and we had reserved an aggregate of 1,000,000 shares of common stock for issuance under our 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 and permits our eligible employees to purchase common stock through payroll deductions of up to 10% of their annual salary in any calendar year to a maximum of $5,000 per offering. The Purchase Plan has four three-month offering periods beginning on the first day of each quarter. No employee may purchase more than 5% of our outstanding voting capital stock or an amount more than $20,000 worth of stock in any calendar year. The purchase price of common stock purchased under the Purchase Plan equals 85% of the market value of the common stock, as calculated in the Purchase Plan, on the first or last day of an offering period, whichever is lower. During 2000, 135,772 shares were sold to employees in accordance with the Plan.

INCENTIVE STOCK OPTION PLAN.

We have reserved an aggregate of 5,000,000 shares of common stock for issuance under our 1999 Combined Incentive and Non-Statutory Stock Option Plan (the "Plan"), which may be granted to our employees, officers, directors and consultants. The Plan is administered by our Compensation Committee. Generally, options may be granted to our employees, officers, directors and consultants at a purchase price equal to the fair market value (as defined in the Plan) of our common stock at the date of grant, vest ratably over a three year period, and are exercisable for a period of up to five years from the date of grant. During the past fiscal year, options for 1,425,168 shares were granted under the Plan.

401(K) PLAN.

We maintain a 401(k) retirement savings plan for employees meeting certain eligibility requirements. Under the 401(k) Plan in 2000, we matched 100% of the first 3% of annual salary contributed by an employee to the 401(k) Plan. During the last fiscal year, we made matching contributions of approximately $180,000 under the 401(k) Plan.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 23, 2001 regarding the beneficial ownership of shares of our common stock by each director and executive officer and by all current directors and executive officers as a group.

                                                            Beneficial Ownership
                                                                of Shares of       Percent
Name                                                            Common Stock       of Class
----                                                        --------------------   --------
Jim R. Porter (1).........................................        1,614,782          9.5%
Louis J. Morgan (2).......................................           52,000          *
Charles Henry (3).........................................            5,000          *
Ronald Langley (4)........................................       11,456,795         46.6%
John Hart (4).............................................       11,456,795         46.6%
Kenneth J. Slepicka (5)...................................           15,000          *
John L. Borling (6).......................................            7,000          *
John E. Juska (7).........................................          569,366          3.5%
Kurt Klein (8)............................................          197,984          1.2%
Mike Kreutzjans (9).......................................          206,330          1.3%
Kristen Mologousis (10)...................................           76,980          *
All Directors and Officers as a Group (11 persons) (11)...       14,201,237         52.8%

---------

*   Represents holdings of less than 1%.

(1) Includes 1,295,317 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(2) Includes 35,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(3) Represents 5,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(4) Mr. Langley, a Director of HyperFeed Technologies since 1995, is a Director of PICO Holdings, Inc. ("Holdings"). Mr. Hart, a Director of HyperFeed Technologies since July 1997, is President and Chief Executive Officer of Holdings. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 11,456,795 shares of our common stock beneficially owned by Holdings. This number of shares deemed beneficially owned includes
    (i) 1,907,500 shares of common stock which are issuable to Holdings or its subsidiaries, upon conversion of its 19,075 shares of Series A Convertible Preferred Stock, (ii) 2,879,100 shares of common stock which are issuable to Holdings or its subsidiaries upon conversion of its 28,791 shares of Series B Preferred Stock, and (iii) 4,055,195 shares of common stock upon exercise of common stock Purchase Warrants issued to Holdings or its subsidiaries. Such shares are deemed outstanding for computing the percentage beneficially owned by Holdings, but are not deemed outstanding for computing the percentage beneficially owned by any other person. See "Principal Stockholders." Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of 13d-3 of the Securities and Exchange Act of 1934.

(5) Includes 10,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(6) Includes 5,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(7) Includes 504,585 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(8) Includes 185,623 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(9) Includes 175,621 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(10) Includes 63,240 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(11) Includes 2,279,386 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 23, 2001 regarding each person other than our directors who were known by us to own beneficially more than 5% of the outstanding shares of common stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

                                                         Number of Shares
                                                           Beneficially         Percent of
                                                           Owned as of          Outstanding
Name and Address of Beneficial Owner                      March 23, 2001         Shares(1)
------------------------------------                     ----------------       -----------
PICO Holdings, Inc.....................................     11,456,795(2)(3)        46.6%
875 Prospect Street, Suite 301
La Jolla, California 92037

Physicians Insurance Company of Ohio...................      1,388,044(3)            8.5%
875 Prospect Street, Suite 301
La Jolla, California 92037

---------

(1) The percent of the outstanding shares is based upon the number of common shares outstanding as of March 23, 2001 (15,760,301); plus the number of common shares that the selling security holder may acquire upon exercise of warrants; plus the minimum number of common shares that the selling security holder may acquire upon conversion of outstanding Series A preferred stock or Series B preferred stock.

(2) Includes 745,820 common shares beneficially owned directly by Physicians Insurance Company of Ohio ("Physicians"), which is a direct wholly-owned subsidiary of Holdings. As a result of Holdings' status as parent of Physicians, Physicians and Holdings may be deemed to share voting and investment power with respect to these common shares. Also includes 3,573,547 common shares which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by Holdings. Also includes 2,076,300 common shares which may be acquired upon conversion of the Series B 5% Convertible Preferred Stock beneficially owned directly by Holdings and 1,907,500 common shares which may be acquired upon conversion of the Series A 5% Convertible Preferred Stock beneficially owned directly by Holdings. Also includes 240,824 common shares which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by Citation Insurance Company ("Citation"), which is a direct wholly-owned subsidiary of Holdings. Also includes 401,400 common shares which may be acquired upon conversion of the Series B 5% Convertible Preferred Stock beneficially owned directly by Citation. As a result of Holdings' status as parent of Citation, Citation and Holdings may be deemed to share voting and investment power with respect to these common shares.

(3) Includes 240,824 common shares which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by Sequoia Insurance Company ("Sequoia"), which is a direct wholly-owned subsidiary of Physicians. Also includes 401,400 common shares which may be acquired upon conversion of the Series B 5% Convertible Preferred Stock beneficially owned directly by Sequoia. As a result of Holdings' status as parent of Physicians and Physicians' status as part of Sequoia, Sequoia, Physicians, and Holdings may be deemed to share voting and investment power with respect to these common shares.

CERTAIN TRANSACTIONS

On May 17, 2000, HyperFeed Technologies entered into an agreement with Lakeside Bank to guarantee the payment of principal and interest on a $200,000 loan made by Lakeside Bank to John Juska, our Chief Financial Officer. We have a $200,000 certificate of deposit with Lakeside Bank as collateral.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the two fiscal years ended December 31, 2000, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements except Mr. Porter who has filed one late report on Form 4, Mr. Slepicka who has filed one late report on Form 4, and General Borling who has filed one late report on Form 3 and one late report on Form 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In May 2000, the Board of Directors adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement.

The Audit Committee has reviewed and discussed with the management of HyperFeed Technologies, Inc. (the "Company") and KPMG LLP ("KPMG"), the Company's independent auditors, the audited financial statements of the Company contained in the Company's annual report to stockholders for the fiscal year ended December 31, 2000. The Audit Committee also has discussed with representatives of KPMG the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG their independence. The Audit Committee also has considered whether the provision of other non-audit services to the Company by KPMG is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Kenneth J. Slepicka, Chair
                                          Charles J. Henry
                                          Ronald Langley

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:

In October 1997, the Board established a Compensation Committee for administering our executive compensation programs. Prior to that time, the entire Board was generally responsible for administering the programs. The Compensation Committee also assumed responsibility for administering our Option Plans from our Incentive Stock Committee.

COMPENSATION PHILOSOPHY

Our executive compensation program is intended to attract, develop, reward and retain quality management talent. It is our philosophy that executive compensation should recognize an individuals' contribution to us and should be competitive with compensation offered by other computer software and service companies. To further align executive officers' interests with those of the stockholders, our executive compensation program also relies on stock option awards.

COMPENSATION COMPONENTS

The components of our executive compensation program are as follows: base salary, bonus and stock option awards.

BASE SALARY. In 1999, the Board determined the base salaries of our executives for the year 2000. The Board established the base salaries to be paid to our executive officers based upon recommendations from the Compensation Committee. In determining their recommendations, the Committee takes into account several factors such as an individual's experience, responsibilities, management and leadership abilities, and job performance in the prior year.

BONUS. For 2000, the Compensation Committee and the Board approved guidelines for the payment of cash bonuses to executives based upon improvements in the operating performance of the Company. As a result of achieving the operating goals guideline, the Board, in its discretion, approved the payment of cash bonuses as follows: Mr. Porter: $90,000; Mr. Juska: $90,000; Mr. Kreutzjans:
$110,000; Mr. Klein: $87,500; Ms. Mologousis: $75,000. The Compensation Committee and Board also approved in 2000 the payment of a one-time special bonus for Ms. Mologousis in the amount of $150,000 in recognition of her years of dedicated service and outstanding efforts in increasing sales and revenues.

STOCK OPTIONS. The Board believes stock options are a key long-term incentive vehicle because they provide executives with the opportunity to acquire or increase an equity interest in us and to share in the appreciation of the value of our common stock. Stock option grants, therefore, directly align the executive's interest with those of the stockholders.

Stock options are granted to the executive officers and other key managers by our Compensation Committee (formerly our Incentive Stock Committee) under our 1999 Combined Incentive Stock and Non-Statutory Option Plan generally every
12 months. Options are generally granted with a three year vesting and a five year exercise period in order to encourage executives and managers to take a long-term view of the impact of their individual contributions to us. In determining the number of options to be awarded to each individual, the Committee considers the executive's level of management responsibility and potential impact on our profitability and growth. During the 2000 fiscal year, options were granted to all of our Senior Executive Officers at an option price equal to or greater than the fair market value of our stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee and Board establish the compensation of Jim R. Porter, our Chief Executive Officer. In determining the level of compensation, the Committee and Board consider a variety of factors, such as Mr. Porter's experience, effectiveness as a manager, leadership skills, and job performance in the prior year, as well as the market value of Chief Executive Officers of similar companies in similar industries.

                                          COMPENSATION COMMITTEE

                                          Ronald Langley, Chair
                                          Charles J. Henry
                                          Kenneth J. Slepicka

COMPARATIVE CUMULATIVE SHAREHOLDER RETURN

The graph presented below compares the five year cumulative total return of HyperFeed Technologies, Inc., the Nasdaq US index and the Nasdaq Computer & Data Processing Services Stocks index from December 31, 1995 to December 31, 2000. Total return is based on an assumed investment of $100 on December 31, 1995.

                             FIVE YEAR TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Five Year Total Return

                                                     1995   1996    1997    1998    1999    2000
HYPR                                                  100   14.96     6.3   13.39   29.13   10.24
Nasdaq U.S. Index                                     100  123.04  150.69  212.51  394.92  237.62
Nasdaq Computer and data Processing Services Stocks   100  123.41  151.61  270.52  594.39  274.91

                                           1995       1996       1997       1998       1999       2000
                                         --------   --------   --------   --------   --------   --------
HYPR...................................   100.00       14.96      6.30      13.39      29.13       10.24
Nasdaq US Index........................   100.00      123.04    150.69     212.51     394.92      237.62
Nasdaq Computer & Data Processing
  Services Stocks......................   100.00      123.41    151.61     270.52     594.39      274.91

ANNUAL REPORT

Our annual report to stockholders for the fiscal year ended December 31, 2000, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the annual report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for the 2002 stockholders' meeting no later than December 15, 2001. Any such proposals, as well as any questions related thereto, should be directed to our Secretary.

OTHER MATTERS

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2000 is available without charge to stockholders upon written request to our Chief Financial Officer.

                                          By order of the Board of Directors

                                          [JOHN E. JUSKA SIGNATURE]

                                          JOHN E. JUSKA
                                          CHIEF FINANCIAL OFFICER AND CORPORATE
                                          SECRETARY

                                                                      APPENDIX A

            Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

    - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

    - Monitor the independence and performance of the Company's independent auditors.

    - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of NASDAQ. The Audit Committee shall be comprised of at least three, but no more than six, directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

    A director shall not be considered "independent" if, among other things, he or she has:

    - been an employee of the Company or its affiliates during the current or past three years;

    - accepted compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

    - an immediate family member that is or has been in the past three years, employed by the Company or its affiliates as an executive officer;

    - been a partner, controlling shareholder, or an executive officer of any for-profit business that the Company made, or received, payments equal to 5% of consolidated gross revenue or $200,000 whichever is more in any of the past three years; or

    - been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

    All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with the independent auditors to discuss any matters that the Committee or the independent auditors believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

    REVIEW PROCEDURES

    1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

    2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

    3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

    4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

    INDEPENDENT AUDITORS

    5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

    6. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter

    7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

    8. Review the independent auditor's audit plan--discuss scope, staffing, locations, reliance upon management, and general audit approach.

    9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including, for example, inquiring about changes to the audit plan, restrictions on scope of activities, observations of control weaknesses, etc. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

    10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    LEGAL COMPLIANCE

    11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    OTHER AUDIT COMMITTEE RESPONSIBILITIES

    16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

    17. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

    18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.( 1)

---------

(1)Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

- The auditor's responsibility under Generally Accepted Auditing Standards
  (GAAS);

- Significant accounting policies;

- Management judgments and accounting estimates;

- Significant audit adjustments;

- Other information in documents containing audited financial statements;

- Disagreements with management--including accounting principles, scope of audit, disclosures;

- Consultation with other accountants by management;

- Major issues discussed with management prior to retention; and

- Difficulties encountered in performing the audit.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

THE UNDERSIGNED HEREBY APPOINTS JIM R. PORTER AND JOHN E. JUSKA AS PROXIES, EACH WITH THE POWER TO APPOINT A SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE COMMON STOCK OF HYPERFEED TECHNOLOGIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON MARCH 23, 2001 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2001 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(1)  ELECTION OF DIRECTORS
     / /       FOR all nominees listed below (except as marked to the
               contrary below)
     / /       WITHHOLD AUTHORITY to vote for all nominees listed below.

Jim R. Porter, Louis J. Morgan, Ronald Langley, John R. Hart, Charles J. Henry,
                      Kenneth J. Slepicka, John L. Borling

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

(2)  The approval and ratification of KPMG LLP as our independent auditors for 2001.
     / / FOR       / / AGAINST       / / ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY ENDORSED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL NUMBER 2.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. FOR JOINT ACCOUNTS, ALL TENANTS SHOULD SIGN. IF SIGNING FOR AN ESTATE, TRUST, CORPORATION, PARTNERSHIP OR OTHER ENTITY, TITLE OR CAPACITY SHOULD BE STATED.

                                              DATED: ____________________ , 2001

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                  Signature if held jointly

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                  PROMPTLY USING THE ENCLOSED RETURN ENVELOPE